EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cuisine Solutions, Inc.
Alexandria, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-60616 and 333-92167) of Cuisine Solutions, Inc. of our report dated September 18, 2007, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Bethesda, Maryland
September 20, 2007